NEWS
RELEASE
Contact:                Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS ANNOUNCES PRESENTATION AT 3rd ANNUAL CAPITAL ONE SOUTHCOAST 2008 ENERGY CONFERENCE

HOUSTON, TEXAS, December 2, 2008 – Geokinetics Inc. (AMEX: GOK) announced that Richard Miles, the Company’s President and Chief Executive Officer, and Scott McCurdy, the Company’s Vice President and Chief Financial Officer, will present at the 3rd Annual Capital One Southcoast 2008 Energy Conference on Monday, December 8, 2008, starting at 4:20 p.m. Central Standard Time at the Windsor Court Hotel, New Orleans, LA.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally.  Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments.  More information about Geokinetics is available at http://www.geokinetics.com/.

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GEOKINETICS INC. (AMEX: GOK)
1500 CityWest Blvd., Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX